Exhibit 99.2

                              AXA FINANCIAL, INC.
 RECONCILIATION OF AXA US LIFE & SAVINGS CONTRIBUTION TO AXA GROUP IFRS REVENUES
          WITH CONSOLIDATED AXA FINANCIAL, INC. PREMIUMS UNDER US GAAP
                                  (in millions)

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
                                                                                                      --------              --------
                                                                                                         9'04                  9'05
                                                                                                      --------              --------
CONTRIBUTION TO AXA IFRS REVENUES PER AXA PRESS RELEASE                                  in Euro

        Gross Premiums                                                                                  9,070                 9,423
        Other Revenues (A)                                                                                432                   684
                                                                                                      --------              --------
TOTAL CONTRIBUTION TO IFRS REVENUES                                                                     9,502                10,107

                                                                 Average exchange rate US$1.00 =        0.816                 0.791

                                                                                          IN US$       11,645                12,778

Reconciling Items:

Less:   Other Revenues (A)                                                                               (529)                 (865)
Less:   Deposits from Universal life and investment-type product policy fee income (B)                (10,020)              (10,382)
Less:   Reinsurance ceded premiums  (C)                                                                  (247)                 (315)
                                                                                                      --------              --------
        Total Reconciling items                                                                       (10,796)              (11,562)
                                                                                                      --------              --------

                                                                                                      --------              --------
CONSOLIDATED AXA FINANCIAL, INC. US GAAP PREMIUMS                                                         849                 1,216
                                                                                                      --------              --------
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(A)  Represents fees received from servicing and advisory business and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)  Reflected as an increase to Policyholder Account Balances in the US GAAP
     Balance Sheet
(C)  Reflected as a reduction to Premiums in the US GAAP Statement of Earnings